FORM 8-K.---CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                (Amendment No. 1)

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 23, 1997
                                    Andersen Group, Inc.
                  (Exact name of registrant as specified in its charter)

Connecticut                             0-1460                   06-0659863
(State or other jurisdiction          Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

         1280 Blue Hills Avenue, Bloomfield, CT            06002-1374
        (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code            860-242-0761

         (Former name or former address, if changed since last report.)



Item 4.  Changes in Registrant's Certifying Accountant.

(a) The Company's independent auditors, KPMG Peat Marwick, City Place II, Hartford, CT 06103, were dismissed by the Company on December 23, 1997.

         During  the  past  two  fiscal  years,   KPMG  Peat  Marwick   rendered
         unqualified opinions with respect to the Company's consolidated financial statements for all years covered by reports filed during that period. The dismissal of KPMG Peat Marwick was approved by the audit committee of the Company's Board of Directors.

         During the past two fiscal years and during the interim period since February 28, 1997, there have been no disagreements with KPMG Peat Marwick on any matter of accounting principles or procedures, financial statement disclosures or auditing scope or procedures.

     (b) Effective December 23, 1997, upon the recommendation of the Audit Committee of the Company's Board of Directors, the firm of Deloitte & Touche, LLP, City Place, Hartford, CT 06103 was retained to perform an examination on and render an opinion with respect to the Company's consolidated financial statements as of and for the year ending February 28, 1998. During the past two fiscal years the Company has not consulted with Deloitte & Touche regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company's financial statements. Furthermore, no written report or oral advice was provided by Deloitte & Touche that was an important factor in reaching a decision as to an accountant, auditor or financial reporting issue. Deloitte & Touche was not consulted on any matter, which would be viewed as being the subject of a disagreement or a reportable event. Item 7. Financial Statements and Exhibits

(a)       None
(b)       None
(c)       Exhibits

         (i)      Exhibit 16 - Letter re Change in Certifying Accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                     Andersen Group, Inc.
                                                     (Registrant)




Date:  January 12, 1998                     /s/ Andrew M. O'Shea
       ----------------                     --------------------
                                                     Andrew M. O'Shea
                                                     Treasurer
                          (Principal Financial Officer)






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